                                                    ---------------------------
                                                        PLEASE INCLUDE THE
                                                       FOLLOWING SUBCONTRACT
                                                           NUMBER ON ALL
                                                    CORRESPONDENCE AND INVOICES
 ------------------------------------------------------------------------------
                                                    SUBCONTRACTOR NUMBER:
                                                    ST94004-S-041
 ------------------------------------------------------------------------------
 CONTRACTOR:              CLIENT:                   EFFECTIVE DATE:
 PARSONS ENGINEERING      AMC                       15 AUGUST 1997
 SCIENCE, INC.
 ------------------------------------------------------------------------------
 SUBCONTRACTOR (NAME AND  PRIME CONTRACT NO.:     F11623-94-D0024
 ADDRESS):
 PHYTOTECH, INC.          SUBCONTRACT TYPE: FIXED UR DPAS RATING:  N/A
 1 DEER PARK DRIVE,       TOTAL AMOUNT OF SUBCONTRACT: $15,600.00
 SUITE 1                  WORK SHALL BE STARTED:    15 AUG 1997
 MONMOUTH JUNCTION, NJ    WORK SHALL BE COMPLETED:   31 JAN 1998
 08852                    THIS IS THE DEFINITE SUBCONTRACT
 ATTN:  MS PATTI DAVIS    CONTEMPLATED BY THE NOTICE TO PROCEED
 TELEPHONE: 908/438-0900  DATED  THIS SERVES AS THE NTP
 FAX:908/438-1209
 BUSINESS SIZE:
 (  )  (X) SMALL  (  )
 SDB  (  ) WOSB
 ------------------------------------------------------------------------------
 THIS SUBCONTRACT IS ENTERED INTO BY AND BETWEEN PARSONS ENGINEERING SCIENCE, INC. (HEREINAFTER CALLED THE "CONTRACTOR"), A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF CALIFORNIA AND THE INDIVIDUAL, PARTNERSHIP, OR CORPORATION (HEREINAFTER CALLED THE "SUBCONTRACTOR"). THE PARTIES HEREBY AGREE AS FOLLOWS: THE SUBCONTRACTOR SHALL FURNISH ALL LABOR, EQUIPMENT, AND MATERIAL AND PERFORM ALL SERVICES SET FORTH IN THE STATEMENT OF WORK AND ALL OTHER SECTIONS DESIGNATED IN THE TABLE OF CONTENTS BELOW.
 ------------------------------------------------------------------------------
                                TABLE OF CONTENTS
                THIS SUBCONTRACT CONTAINS THE FOLLOWING SECTIONS:
 ------------------------------------------------------------------------------
 NO.   REV. NO.        DESCRIPTION OF       NO.    REV. NO     DESCRIPTION OF
                          CONTENTS                                 SECTION
 ------------------------------------------------------------------------------
 I                STATEMENT OF WORK
 II               COMPENSATION AND PAYMENT
 III              SPECIAL PROVISIONS
 IV               GENERAL PROVISIONS -
                  STANDARD
                  SUBCONTRACT
 ------------------------------------------------------------------------------
 REFER ALL QUESTIONS AND CORRESPONDENCE TO:       INVOICING INSTRUCTIONS:

 PARSONS ENGINEERING SCIENCE, INC.                MAIL INVOICES TO:
 400 WOODS MILL ROAD SOUTH, SUITE 330
 CHESTERFIELD, MISSOURI 63017-3427                PARSONS ENGINEERING SCIENCE,
 PROJECT NO.: RL33  LOCATION: ST. LOUIS           INC.
 ATTENTION:  ROXANNE M. POWERS                    400 WOODS MILL ROAD SOUTH,
                                                  SUITE 330
                                                  CHESTERFIELD, MISSOURI 63017-
                                                  3427
                                                  ATTENTION: ROXANNE M. POWERS
 ------------------------------------------------------------------------------
 CHECK             NOTE: IF SUBCONTRACTOR IS A CORPORATION, THE FOLLOWING
 APPROPRIATE BOX:  CERTIFICATION MUST BE COMPLETED IN FULL: I _________________,
                   CERTIFY THAT I AM SECRETARY OF THE CORPORATION
/ / INDIVIDUAL     NAMED AS THE SUBCONTRACTOR HEREIN, THAT
                   ____________ WHO SIGNED THIS SUBCONTRACT ON BEHALF OF THE
/ / PARTNERSHIP    SUBCONTRACTOR WAS THEN __________________  OF SAID
                   CORPORATION, THAT SAID SUBCONTRACT WAS DULY SIGNED FOR AND
/ / INCORPORATED   ON BEHALF OF SAID CORPORATION BY AUTHORITY OF ITS GOVERNING
    (STATE:______) BODY, AND IS WITHIN THE SCOPE OF ITS CORPORATE POWERS.

 IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS SUBCONTRACT AS OF THE DATE SHOWN BELOW. THE EFFECTIVE DATE OF THIS SUBCONTRACT REMAINS AS ENTERED ABOVE.

 CONTRACTOR                              SUBCONTRACTOR

 PARSONS ENGINEERING SCIENCE, INC.       PHTYOTECH, INC.

 SIGNATURE_________________________      SIGNATURE__________________________
 TITLE SENIOR VICE PRESIDENT             TITLE______________________________
 DATE_____________________________       DATE______________________________

                                    SECTION 1

                          SUBCONTRACT NO. ST94004-S-041

                                STATEMENT OF WORK

                                       FOR

                    B-20 PHTYOREMEDIATION TREATABILITY STUDY

                 AT CAMP STANLEY STORAGE ACTIVITY, BOERNE, TEXAS


1.1       GENERAL DESCRIPTION

          Parsons Engineering Science, Inc. (Parsons ES), CONTRACTOR, is under contract to Air Mobility Command (AMC), CLIENT, to perform remedial treatability study services at the CSSA oxidation pond (SWMU 0-1). All work must meet the requirements established in this statement of work.

          The CSSA site is a 4,000-acre tract located in northwestern Bexar County less than 19 miles northwest of San Antonio, Texas, and 10 miles south of Boerne. CSSA began operations in the early 1900s as a military installation and weapons storage and refurbishing facility. The site operations consisted of an open burn/open detonation (OB/OD) disposal area known as solid waste management unit B-20 (SWMU B-20). During the active life of the facility, there were no recorded releases from the area. The B-20 site (shown in Figure 1) was investigated beginning in 1992. A brief discussion of site investigation results is included as an attachment to this statement of work.

1.2       SCOPE OF WORK

          The B-20 area has been identified with contamination exceeding cleanup levels in surface soils. This scope of work (SOW) includes requests for costs associated with a laboratory benchscale treatability test of phytoremediation. The purpose of the studies is to provide data for the feasibility of phytoremediation at the B-20 site.

                             Map of Texas titled
                       "CAMP STANLEY STORAGE ACTIVITY".

1.2.1     DELIVERABLES

          Within 14 days of the execution of the subcontract between SUBCONTRACTOR and CONTRACTOR. SUBCONTRACTOR shall provide CONTRACTOR with a work plan and proposed schedule for conducting the work described herein. The work plan shall include a step-by-step description of the tasks to be performed, the method and/or equipment to be used, quality assurance and quality control procedures, and the key personnel responsible for carrying out the work.

          Upon completion of the study efforts, a final data report to include, at a minimum, data reduction and results of the study(s), system design(s), and any graphs/tables that are necessary for conclusions. The SUBCONTRACTOR shall not have exclusive rights to any or all data generated through this treatability study effort. The requirements for the SUBCONTRACTOR described in the following sections may not include all items which the SUBCONTRACTOR may need to conduct in accordance with SUBCONTRACTOR's work plan. Any additional requirements or modification of specified requirements must be identified in the assumptions for costing efforts. CONTRACTOR intends to perform all chemical analyses required for the studies. SUBCONTRACTOR shall estimate the required number of sampling events required to provide necessary chemical analyses data in support of the treatability study goals.

1.2.2     PERIOD OF PERFORMANCE

          SUBCONTRACTOR shall start work for the first phase on August 15, 1997. Work is expected to be conducted over a period of 2-3 months. A schedule of work efforts to be performed by the SUBCONTRACTOR was provided with their response to the RFP. The exact start and ending date shall be determined by CONTRACTOR's Project Manager. SUBCONTRACTOR shall pursue the work diligently and provide sufficient manpower, materials, tools, and equipment to complete the work in a timely fashion.

1.3 LABORATORY BENCHSCALE PHYTOREMEDIATION KINETIC REMEDIATION PROCEDURE REQUIREMENTS.

          The basic scope of work for the laboratory benchscale phytoremediation treatability study of B-20 soils involves the following tasks. These tasks are listed in the likely chronological order of occurrence.

          1. SUBCONTRACTOR's work plan including a bar graph schedule is completed.

          2. CONTRACTOR will collect soil samples from the initial chosen site location. The location will be specified by CONTRACTOR's field representative. Soil samples will be shipped to the appropriate laboratory, as designated by the SUBCONTRACTOR. The SUBCONTRACTOR shall be responsible for all analytical costs associated with providing the necessary data to properly design a phytoremediation system. The CONTRACTOR shall provide all chemical contaminant characterization data necessary to effectively characterize (for baseline conditions) the sample used in the laboratory benchscale treatability study.

          3. Provide and set-up of laboratory benchscale phtoremediation equipment, and perform the necessary benchscale treatability study activities.

          4.   Soil analysis results will be evaluated by SUBCONTRACTOR.

1.4.1     ITEMS FURNISHED BY SUBCONTRACTOR FOR BENCHSCALE STUDY

          The items to be furnished by SUBCONTRACTOR described in this Section may not include all items which SUBCONTRACTOR may need to conduct these activities in accordance with SUBCONTRACTOR's work plan. The SUBCONTRACTOR will provide all equipment, materials, utilities, labor, tests, and supervision required to complete the work herein that is not specifically stated as being supplied by others. It is anticipated that two "harvests" will be required to evaluate the efficacy of phytoremediation for uptaking metal contamination.

1.4.2     ITEMS FURNISHED BY CONTRACTOR FOR BENCHSCALE STUDY

          The CONTRACTOR shall collect necessary soils from the B-20 area to provide SUBCONTRACTOR for the laboratory benchscale treatability study. In addition, the CONTRACTOR will provide analytical services and data on all samples collected for chemical analysis including initial and final chemical characterization to the SUBCONTRACTOR.

                                   SECTION II

                            COMPENSATION AND PAYMENT

                          SUBCONTRACT NO. ST94004-S-041

1.        COMPENSATION

As full and complete payment to SUBCONTRACTOR for all of SUBCONTRACTOR's services and the full performance and observance by SUBCONTRACTOR of all its duties, obligations, liabilities, and responsibilities hereunder, CONTRACTOR shall pay SUBCONTRACTOR a not-to-exceed sum of Fifteen Thousand Six Hundred Dollars and no Cents ($15,600.00). Compensation and payment shall be in accordance with the following:


 -----------------------------------------------------------------------------
                              ESTIMATED                   UNIT     ESTIMATED
      TASK                    QUANTITY           UNIT     RATE     TOTAL COST
 -----------------------------------------------------------------------------
 1. Work plan                      1            Lump sum  $1,200    $ 1,200

 2. Laboratory                     1            EX SITU   $5,500    $ 5,500
 benchscale study

 3. Soil chemical                  1            Sampling  $1,750    $ 1,750
 analyses                                       event

 4. Soil physical                  1            Sampling  $1,750    $ 1,750
 analyses                                       event

 5. Progress reports               3            Monthly   $  600    $ 1,800

 6. Final laboratory               1            Lump sum  $3,600    $ 3,600
 benchscale treatability
 study report
 ------------------------------------------------------------------------------
                                                TOTAL:              $15,600
 ------------------------------------------------------------------------------

 * SUBCONTRACTOR to estimate number of chemical contaminant analytical sampling events required for a laboratory benchscale test.

2.        INVOICES

A. CONTRACTOR shall pay SUBCONTRACTOR within thirty (30) days after receipt of invoice from SUBCONTRACTOR for services rendered hereunder. Such invoices shall be approved by the CONTRACTOR before payment. SUBCONTRACTOR shall submit invoices showing tasks performed by SUBCONTRACTOR, or any of SUBCONTRACTOR's employees, and the cost of such services. Supporting documentation substantiating incurred expenses shall accompany invoices rendered. Payments made on such invoices shall relieve CONTRACTOR of all further obligations for such payments.

B.   SUBCONTRACTOR SHALL MAIL INVOICES IN DUPLICATE TO:

     PARSONS ENGINEERING SCIENCE, INC.
     400 WOODS MILL ROAD SOUTH, SUITE 330
     CHESTERFIELD, MO 63017-3427

     ATTN:  ROXANNE M. POWERS
     REFERENCE:  SUBCONTRACT NUMBER ST94004-S-041

3.   LIMITATION OF FUNDS

     If at any time SUBCONTRACTOR has reason to believe that the total cost that it expects to incur in the performance of the work will exceed seventy-five percent (75%) of the total not-to-exceed amount set forth in item 1, Compensation, above, SUBCONTRACTOR shall notify the CONTRACTOR's Subcontract Administrator in writing to that effect, giving its revised estimated to complete the work under this Subcontract.

     SUBCONTRACTOR shall not be obligated to perform and the CONTRACTOR shall not be obligated to pay costs in excess of the total not-to-exceed amount specified; unless the SUBCONTRACTOR is notified in writing that such amount has been increased.

4.   FINAL PAYMENT

     The acceptance by SUBCONTRACTOR of final payment under this subcontract shall operate as a full release of CONTRACTOR from any and all claims of SUBCONTRACTOR and its agents for all services performed hereunder.

5.   AUDIT

     CONTRACTOR's duly authorized representatives shall have access at all reasonable times to all records, documents, files, and personnel necessary to audit and verify SUBCONTRACTOR's charges to CONTRACTOR for work performed. SUBCONTRACTOR shall retain records, documents and files related to such charges for a period of three (3) years following the date of final payment to SUBCONTRACTOR for all work performed. CONTRACTOR's representatives shall have the right to reproduce any of the aforesaid documents.

     If, as the result of an audit hereunder, SUBCONTRACTOR is determined to have charged CONTRACTOR for amounts that are not allocable or nonverifiable, SUBCONTRACTOR shall promptly reimburse CONTRACTOR for said amounts.

                                   SECTION III

                               SPECIAL PROVISIONS
                                FAR/DFARS CLAUSES
                        APPLICABLE TO ORDERS PLACED UNDER
                      DEPARTMENT OF DEFENSE PRIME CONTRACTS


          The following clauses from the Federal Acquisition Regulations (FAR) and the Defense Federal Acquisition Regulation Supplement (DFARS) are cited by reference and by this reference are incorporated herein to the same extent as though set forth in full text. A copy of the clauses will be made available upon request.

          In the following clauses, the term "CONTRACTOR" shall be substituted for the terms "GOVERNMENT" and "CONTRACTING OFFICER" wherever they occur. The term "SUBCONTRACTOR" shall be substituted for the term "CONTRACTOR".

          The substitutions shall be made wherever they occur except in the "Examination of Records by Comptroller General" and "Government Property" clauses where the terms "GOVERNMENT" and "CONTRACTING OFFICER" remain unchanged and "SUBCONTRACTOR" is substituted for "CONTRACTOR".


 -----------------------------------------------------------------------------
     FAR CLAUSE NUMBER                    CLAUSE TITLE                   DATE
 -----------------------------------------------------------------------------
 52.203-1                  Reserved
 52.203-3                  Gratuities                                 APR 1984
 52.203-5                  Covenant Against Contingent Fees           APR 1984
 52.203-7                  Anti-kickback Procedures                   JUL 1995
 52.203-9                  Requirement for Certificate of             SEP 1995
                           Procurement Integrity - Modification
 52.203-10                 Price or Fee Adjustment for illegal or     SEP 1990
                           improper activity
 52.203-12                 Limitation on Payments to Influence        JAN 1990
                           Certain Federal Transactions
 52.204-2                  Security Requirements (APR 1984)           APR 1984
                           Alternate II
 52.209-6                  Protecting the Government's Interest when  SEP 1995
                           Subcontracting with Contractor's
                           Debarred, Suspended, or Proposed for
                           Debarment
 52.215-1                  Reserved
 52.215-2                  Audit and Records - Negotiation            OCT 1995
 52.215-22                 Price Reduction for Defective Cost or      OCT 1995
                           Pricing Data
 52.215-24                 Subcontractor Cost or Pricing Data         OCT 1995
 52.215-26                 Integrity of Unit Prices                   OCT 1995
 52.215-27                 Termination of Defined Benefit Pension     SEP 1989
                           Plans
 52.215-30                 Facilities Capital Cost of Money           SEP 1987


------------------------------------------------------------------------------
     FAR CLAUSE NUMBER                    CLAUSE TITLE                  DATE
------------------------------------------------------------------------------
 52.215-39                 Reversion or Adjustment of Plans for Post  JUL 1991
                           Retirement Benefits other than Pensions
                           Allowable Cost and Payment
 52.219-8                  Utilization of Small Business and Small    OCT 1995
                           Disadvantaged Business Concerns
 52.219-9                  Small Business and Small Disadvantaged     OCT 1995
                           Business Subcontracting Plan
 52.219-13                 Reserved
 52.219-16                 Liquidated Damages - Subcontracting Plan   OCT 1995
 52.220-3                  Reserved
 52.220-4                  Reserved
 52.222-2                  Payment for Overtime Premiums              JUL 1990
 52.222-3                  Convict Labor                              APR 1984
 52.222-4                  Contract Work Hours and Safety Standards   JUL 1995
                           Act - Overtime Compensation
 52.222-26                 Equal Opportunity                          APR 1984
 52.222-28                 Equal Opportunity Preaward Clearance of    APR 1984
                           Subcontracts
 52.222-35                 Affirmative Action for Special Disabled    APR 1984
                           and Vietnam Era Veterans
 52.222-36                 Affirmative Action for Handicapped         APR 1984
                           Workers
 52.222-37                 Employment Reports on Special Disabled     JAN 1988
                           Veterans and Veterans of the Vietnam Era
 52.223-2                  Clean Air and Water                        APR 1984
 52.223-3                  Hazardous Material Identification and      NOV 1991
                           Material Safety Data
 52.223-6                  Drug-Free Workplace                        JUL 1990
 52.224-1                  Privacy Act Notification                   APR 1984
 52.224-2                  Privacy Act                                APR 1984
 52.225-11                 Restriction on Certain Foreign Purchases   MAY 1992
 52.226-1                  Utilization of Indian Organizations and    AUG 1991
                           Indian-Owned Economic Enterprises
 52.227-1                  Authorization and Consent                  JUL 1995
 52.227-2                  Notice and Assistance Regarding Patent     APR 1984
                           and Copyright Infringements
 52.228-5                  Insurance - Work on a Government           SEP 1989
                           Installation
 52.229-4                  Federal, State, and Local Taxes (Non-      JAN 1991
                           Competitive Contract)
 52.229-5                  Taxes-Contracts Performed in U.S.          APR 1984
                           Possessions and Puerto Rico
 52.230-2                  Cost Accounting Standards                  AUG 1992
 52.230-5                  Administration of Cost Accounting          FEB 1995
                           Standards
 52.232-7                  Payments Under Time-And-Materials and      APR 1984
                           Labor-Hour Contracts
 52.232-10                 Payments under Fixed-Price Architect       AUG 1987
                           Engineer Contracts
 52.232-17                 Interest                                   JAN 1991
 52.232.20                 Limitation of Cost                         APR 1984
 52.236-22                 Design within Funding Limitations          APR 1984
 52.236-23                 Responsibility of the Architect-Engineer   APR 1984
                           Contractor
 52.236-23                 Work Oversight in Architect-Engineer       APR 1984
                           Contracts
 52.236-25                 Requirements for Registration of           APR 1984
                           Designers
 52.237-2                  Protection of Government Buildings,        APR 1984


 -----------------------------------------------------------------------------
     FAR CLAUSE NUMBER                    CLAUSE TITLE                  DATE
 -----------------------------------------------------------------------------
                           Equipment and Vegetation
 52.242-1                  Notice of Intent to Disallow Costs         APR 1984
 52.242-13                 Bankruptcy                                 JUL 1995
 52.243-1                  Changes-Fixed Price (AUG 1987) Alternate   APR 1984
                           III
 52.243-2                  Changes-Cost Reimbursement (AUG 1987)      APR 1984
                           Alternate I
 52.243-3                  Changes-Time-Materials or Labor-Hours      AUG 1987
 52.243-6                  Change Order Accounting                    APR 1984
 52.244-1                  Subcontracts (Fixed-Price Contracts)       FEB 1995
 52.244-2                  Subcontracts (Cost-Reimbursement and       FEB 1995
                           Letter Contracts)
                           Alternate I                                JUL 1995
 52.244-3                  Subcontracts (Time and Materials Labor-    APR 1985
                           Hour Contracts)
 52.244-4                  Subcontractors and Outside Associates an   APR 1984
                           Consultants
 52-245-1                  Property Records                           APR 1984
 52.245-2                  Government Property (Fixed Price           DEC 1989
                           Contracts)
 52.245-5                  Government Property (Cost-Reimbursement,   JAN 1986
                           Time and Materials or Labor-Hour
                           Contracts)
 52.247-1                  Commercial Bill of Lading Notations        APR 1984
 52.247-34                 F.O.B. Destination                         NOV 1991
 52.247-55                 F.O.B. Point for Delivery of Government    APR 1984
                           Furnished Property
 52.249-6                  Termination (Cost-Reimbursement) MAY 1986  APR 1984
                           Alternate IV
 52.249-7                  Termination (Fixed-Price Architect-        APR 1984
                           Engineer)
 52.249-14                 Excusable Delays                           APR 1984
 52.252-6                  Authorized Deviations in Clauses           APR 1984
 52.253-1                  Computer Generated Forms                   JAN 1991
 252.203-7000              Statutory Prohibition on Compensation to   NOV 1995
                           Former Department of Defense Employees
 252.203-7001              Special Prohibition on Employment          NOV 1995
 252.203-7002              Display of DOD Hotline Poster              DEC 1991
 252.204-7000              Disclosure of Information                  DEC 1991
 252.215-7000              Pricing Adjustments                        DEC 1991
 252.25-7002               Cost Estimating System Requirements        DEC 1991
 252.219-7003              Small, Small Disadvantaged and Women-      NOV 1995
                           Owned Small Business Subcontracting Plan
                           (DOD Contracts)
 252.223-7001              Hazard Warning Labels                      DEC 1991
 252.223-7004              Drug-Free Work Force                       SEP 1988
 252.223-7006              Prohibition on Storage and Disposal of     APR 1993
                           Toxic and Hazardous Materials
 252.225-7012              Preference for Certain Domestic            NOV 1995
                           Commodities
 252.225-7025              Foreign Source Restrictions                APR 1993
 252.225-7026              Reporting of Contract Performance Outside  NOV 1995
                           the U.S.
 252.227-7022              Government Rights (Unlimited)              MAR 1979
 252.231-7000              Supplemental Cost Principles               DEC 1991
 252.232-7006              Reduction or Suspension of Contract        AUG 1992
                           Payments Upon Finding of Fraud
 252.242-7001              Reserved
 252.242-7004              Material Management and Accounting System  DEC 1991


------------------------------------------------------------------------------
     FAR CLAUSE NUMBER                    CLAUSE TITLE                   DATE
------------------------------------------------------------------------------
 252.242-7005              Cost/Schedule Status report                DEC 1991
 252.243-7001              Pricing of Contract Modifications          DEC 1991
 252.247-7023              Transportation of Supplies by Sea          NOV 1995
 252.247-7024              Notification of Transportation of          NOV 1995
                           Supplies by Sea
 252.249-7001              Notification of Substantial Impact on      DEC 1991
                           Employment
 252.249-7002              Notification of Proposed Program           MAY 1995
                           Termination or Reduction

                                   SECTION IV

                               GENERAL PROVISIONS
                              STANDARD SUBCONTRACT

              TABLE OF CONTENTS
1      DEFINITIONS                          1
2      GOVERNING LAW                        1
3      INDEPENDENT CONTRACTOR               1
4      TAXES, DUTIES, PERMITS,
       AND FEES                             1
5      UNEMPLOYMENT INSURANCE AND
       TAXES                                1
6      INSURANCE                            2
7      LAWS AND REGULATIONS                 3
8      TIME OF PERFORMANCE                  3
9      PERFORMANCE REQUIREMENTS             3
10     WARRANTIES                           3
11     CHANGES AND EXTRA WORK               3
12     OVERTIME                             4
13     LIENS, ENCUMBRANCES AND
       CLAIMS                               4
14     PATENTS AND ROYALTIES                4
15     INDEMNIFICATION                      4
16     SUBCONTRACTOR'S FINAL
       RELEASE CERTIFICATE AND
       INDEMNIFICATION                      4
17     TERMINATION                          4
18     SUSPENSION OF WORK                   5
19     NOTICE OF THIRD PARTY
       CLAIMS AGAINST THE
       SUBCONTRACTOR                        5
20     NOTICES AND CORRESPONDENCE           5
21     DISPUTES                             5
22     ASSIGNMENT                           6
23     CONFIDENTIALITY OF ALL
       DRAWINGS, SPECIFICATIONS,
       AND PLANS                            6
24     RELEASE OF NEWS
       INFORMATION                          6
25     GRATUITIES                           6
26     RIGHTS, REMEDIES AND
       WAIVER                               6
27     ORDER OF PRECEDENCE                  6
28     EFFECT OF INVALIDITY                 6
29     ENTIRE AGREEMENT                     6

1  DEFINITIONS

As used throughout this Subcontract, the following terms and expressions have the meanings and interpretation set forth below:

A. "Subcontract" means this written contract executed between Contractor and Subcontractor.

B. "Services" and/or "Work" mean all services, labor, material and actions necessary for the performance of this Subcontract.

C. "Prime Contract" means the contract between Contractor and Contractor's Client in support of which this Subcontract is issued, including any amendments thereto.

D. "Contractor" means the entity identified as such on the face page of this Subcontract.

E. "Subcontractor" means the entity, and all of its lower tier subcontractors, identified as such on the face page of this Subcontract.

F. The terms "Client" and/or "Owner" refers to the entity identified as Client on the face page of this Subcontract.

G. The term "Subcontract Administrator" refers to Contractor's Procurement Department representative assigned to administer this Subcontract.

H. The term "Subcontract Price" refers to the total price as set forth in Paragraph 1, Section II, Compensation and Payment.

I. The terms "Site", "Worksite" and/or "Jobsite" refer to Client's premises associated with the Prime Contract.

2  GOVERNING LAW

This Subcontract shall be interpreted and enforced in accordance with the laws of the State of California, including statutes of limitations.

3  INDEPENDENT CONTRACTOR

Subcontractor shall be an independent contractor in all its operations and activities hereunder, and all employees furnished by Subcontractor to perform the Services shall be deemed to be Subcontractor's employees exclusively; and shall be paid by Subcontractor for all services in this connection. Subcontractor is not authorized to represent Contractor or otherwise bind Contractor in any dealings between Subcontractor and any third parties.

4  TAXES, DUTIES, PERMITS AND FEES

Subcontractor shall be responsible for all taxes, duties, permits, or fees necessary for the performance of the Services.

5   UNEMPLOYMENT INSURANCE AND TAXES

Subcontractor shall have full and exclusive liability for the reporting and payment of any and all taxes and contributions for unemployment insurance, old age retirement benefits and similar pensions, and annuities that may now or hereafter be imposed by the United States, any state, or any local governmental authority, whether measured by the wages, salaries, or remuneration paid to persons employed by Subcontractor or otherwise, for the Services. Subcontractor shall comply with all federal and state laws on such subjects, including all rules and regulations and shall maintain suitable forms, books, and records, and save Contractor free and harmless from, and hereby indemnifies Contractor against, liability for the payment of any and all such taxes, excises, assessments, or other charges levied by any governmental authority on or because of the Services, including, without limitation, the use of any equipment, supplies, or materials pursuant to this Subcontract.

6  INSURANCE

Subcontractor from the time of start of the Services hereunder until completion of the Services and removal of all remaining materials, supplies, and personnel from the premises shall provide at its own expense and maintain in effect the following types and amounts of insurance with terms and with insurance companies satisfactory to the Contractor:

A. Workers' Compensation Insurance and Employer's Liability Insurance including occupational disease in accordance with the laws of States or Provinces where the Services are to be performed. Employer's Liability Insurance will have a limit of $250,000 per person per accident.

     If the performance of this Subcontract requires the use of watercraft or is performed over water, Subcontractor shall also provide coverage for liability under U.S. Longshoremen's and Harbor Workers' Compensation Act and liability for admiralty benefits and damages under the Jones Act and further provide that a claim "in rem" shall be treated as a claim against the employer.

B. Comprehensive General Liability Insurance, including contractual liability and Products Completed Operations coverage with limits of not less than $1,000,000 combined single limits.

C. Automobile Liability Insurance covering owned, non-owned and hired vehicles used by Subcontractor with limits of not less than $1,000,000 combined single limit.

     If Subcontractor's Comprehensive General Liability Insurance and Auto Liability Insurance are combined forming one policy and one limit of liability, the limits shall not be less than $1,000,000 combined single limit.

D. Professional Liability Insurance with a limit of at least $1,000,000 each occurrence with annual aggregate for all claims of $1,000,000 subject to a deductible each occurrence of not more than $50,000.

E. If the performance of this Subcontract requires the use of watercraft, Subcontractor shall carry, or require the owners of such watercraft to carry:

      1. Hull and Machinery (including Collision Liability) Insurance in an amount not less than the market value of the watercraft (Charterer's and/or Owner's Limitation Clause to be deleted) and,

      2. Protection Indemnity Insurance in an amount not less than the market value of the watercraft or $1,000,000, whichever is greater (Charterer's and/or Owner's Limitation Clause to be deleted).

F. If the performance of this Subcontract requires the use of aircraft, Subcontractor shall carry, or require the owners of such aircraft to carry:

      1. All Risks Hull Insurance in an amount equal to the replacement value of the aircraft, and

      2. Bodily Injury Liability, including Passenger Liability of not less than $1,000,000 applicable to any one person and $1,000,000 for more than one person in any occurrence and $1,000,000 for loss of or damage to property in any one occurrence.

G.    Other Requirements

      1. Additional Insured: As to insurance set out in Paragraphs B, C, E.1, E.2, F.1, and F.2, Contractor and Owner shall be included as an additional insured.

      2. Waiver of Subrogation: All policies shall be endorsed to provide that underwriters and insurance companies of Subcontractor shall not have any right of subrogation against Contractor or Owner or any of its parents, subsidiaries, agents, employees, invitees, servants, subcontractors, insurers, underwriters, and such other parties as they may designate.

      3. Primary Insurance: All policies shall be endorsed to provide that, with respect to Subcontractor's Services, Subcontractor's insurance shall always be primary coverage with respect to any insurance that may be maintained by Contractor or Owner.

      4. Notice of Cancellation: All policies shall be endorsed to provide that thirty (30) days prior written notice shall be given to Contractor in the event of cancellation or material change in the policies.

      5. Subcontractor and its subcontractors at all times shall waive any right of recovery against Contractor or Owner or any of their parents, subsidiaries, affiliates, agents, employees, invitees, servants, subcontractors, insurers, underwriters, and such other parties as they may designate for loss or damage covered by insurance of the types specified in paragraphs B, C, D, E and F above and the Excess Employers Liability Insurance.

      6. Certificates: Subcontractor shall furnish Certificates of Insurance evidencing insurance required hereunder before the start of any Services and upon request, shall furnish copies of the actual policies.

          Certificates of Insurance shall include specific reference to compliance with Paragraphs G.1, G.2, G.3, and G.4.

Subcontractor shall require its lower tier subcontractors to provide the same insurance coverages and requirements as described herein.

7  LAWS AND REGULATIONS

A. Subcontractor, its employees, and representatives, shall at all times comply with any and all applicable laws, ordinances, statutes, rules, and regulations, of the federal, state, or local government, including but expressly not limited to those relating to wages, hours, and working conditions. Subcontractor shall procure and pay for all permits and inspections required by any governmental authority for any part of the Services and shall furnish any bonds, security, or deposits required for performance of the Services.

B. Subcontractor shall comply with all applicable laws, executive orders, and regulations concerning nondiscrimination in employment (including the Equal Opportunity Clause of Section 202, Executive Order 11246, dated September 24, 1965) 38 USC 2012, as amended by Section 402 of the Vietnam Veterans Readjustment Assistance Act of 1974 and Section 503 of the Rehabilitation Act of 1973, where are hereby incorporated herein by reference.

8     TIME OF PERFORMANCE

Time is of the essence in the performance of Subcontractor's obligations under this Subcontract. Subcontractor shall reimburse Contractor for the amount of any liability incurred by Contractor or Owner and the amount of any increase in the cost or expense to Contractor in performing Contractor's Services under the Prime Contract as a result of Subcontractor's failure to perform the Services within the time specified in this Subcontract.

9  PERFORMANCE REQUIREMENTS

Anything that may be called for in the specifications and not shown on the drawings, or shown on the drawings and not called for by the specifications, shall be of like effect as if called for and shown in both. In the event of a conflict between the drawings and the specifications, the specifications shall govern. If Subcontractor discovers any ambiguities or discrepancies, Subcontractor shall immediately submit the matter to Contractor for determination.

10  WARRANTIES

Subcontractor warrants that the Services to be performed pursuant to this Subcontract shall be performed in accordance with the standards customarily provided by an experienced and competent organization rendering the same or similar services. Subcontractor shall reperform any of said services that were not performed in accordance with this standard at no cost to Contractor.

11  CHANGES AND EXTRA WORK

A. Contractor may at any time, by written order to Subcontractor, and without notice to or consent of any sureties, make changes in or additions to the specifications or drawings, require additional work or services, or delete Services covered by this Subcontract (collectively "Change"). If any such Change causes any increase or decrease in the cost of, or the time required for performance of this Subcontract, an equitable adjustment shall be made in the Subcontract Price or performance schedule, or both, and this Subcontract shall be modified in writing accordingly. Any claim by Subcontractor for adjustment under this clause must be asserted within thirty (30) days from the date of receipt by Subcontractor of a written order from Contractor; provided, however, that Contractor may, in its discretion, receive and act upon any such claim at any time before final payment under this Subcontract. The claim shall be submitted to Contractor's designated Subcontract Administrator. Subcontractor shall make no additions, changes, alterations, or omissions except upon the prior written order of Contractor.

B. No change shall be binding on either Subcontractor or Contractor unless issued in writing and signed by Contractor.

12  OVERTIME

Subcontractor shall operate on a straight time forty (40) hour work week. Overtime incurred by Subcontractor to maintain the Subcontract delivery or completion schedule shall not be reimbursed by Contractor.

13  LIENS, ENCUMBRANCES AND CLAIMS

With respect to all Services provided by Subcontractor pursuant to this
Subcontract: (1) no liens or other encumbrances shall be filed by Subcontractor; (2) Subcontractor expressly waives and relinquishes any and all rights to such liens or encumbrances; (3) the waiver stated in (2) is an
independent covenant supported by separate consideration   included within the
Subcontract Price; and (4) Subcontractor shall ensure that a clause substantially similar to this clause 13 is included in all lower tier subcontracts issued hereunder.

Contractor may as a condition precedent to any payment require Subcontractor to furnish complete waivers or releases of any and all such liens, charges, encumbrances and claims. Waivers or releases must be furnished by Subcontractor covering all liens, charges encumbrances and claims as a condition to final payment.

14  PATENTS AND ROYALTIES

Subcontractor shall defend all suits and claims against Owner or Contractor and shall hold each of them free and harmless, and hereby indemnifies Owner and Contractor from all liability, damages, costs, and royalties, including without limitation reasonable attorney fees, from: (a) any infringement or alleged infringement of any patent or for the misuse of any patented article, by Subcontractor in the performance of the Services, or (b) the infringement or alleged infringement of any patent by Owner's use or operation of the Services following the completion thereof by Subcontractor, or (c) the use or misuse by Subcontractor during the performance of the Services of any confidential information or secret processes, or (d) any use or misuse of confidential information or secret processes by Owner in the use or operation of the Services following acceptance.

15  INDEMNIFICATION

To the fullest extent permitted by law, Subcontractor shall defend, indemnify and hold harmless Contractor, its parent and affiliates (and the officers, directors, employees, agents and invitees of any of them), its subcontractors and suppliers of any tier (subcontractors) and Client from and against any and all liabilities, claims, demands, damages, or costs, including, without limitation, settlement sums, attorney fees, consultant and expert fees (liabilities), alleged or incurred in connection with (1) personal injury and/or property damage, (2) workers' compensation claims involving employees of Subcontractor and/or its subcontractors, (3) environmental and/or natural resource damages, (4) breach by Subcontractor of this Subcontract, (5) violation by Subcontractor of any applicable law pursuant to clause 7, and/or (6) any other liabilities arising from Subcontractor's and/or its subcontractors performance of the Services, unless caused by the sole negligence of contractor.

16    SUBCONTRACTOR'S FINAL RELEASE CERTIFICATE AND INDEMNIFICATION

After completion and acceptance of all Services, Subcontractor shall complete the "Subcontractor's Final Release Certificate or Indemnity" attached hereto and incorporated into this Subcontract by reference. This Certificate shall be submitted to the Subcontract Administrator along with Subcontractor's final invoice as prescribed in the Compensation and Payment section of this Subcontract.

17  TERMINATION

A. Default: Should Subcontractor at any time refuse or neglect to supply sufficient and properly skilled workers, or fail in any respect to prosecute the Services or any separable portion, with promptness and diligence, or fail in the performance of any portion of this Subcontract required for the satisfactory completion of the Services, or become insolvent, Contractor may terminate this Subcontract for default, after forty-eight (48) hours written notice to Subcontractor to correct the deficiency. Contractor may also terminate Subcontractor's right to proceed with the Services or such part of the Services where defaults have occurred.

B. Convenience: Should the Prime Contract be terminated or canceled pursuant to the terms thereof, or upon ten (10) days advance notice, Contractor may terminate this Subcontract by written notice to Subcontractor. Such termination shall be effective in the manner specified in the notice and shall be without prejudice to any claims that Contractor or Owner may have against Subcontractor.

C. Upon receipt of a termination notice pursuant to paragraphs A or B, above, Subcontractor shall, unless the notice directs otherwise, immediately discontinue the Services.

D. In the event of a termination for default, Subcontractor shall not be entitled to receive any further payment, if any may then be due, until the Service is completed. Contractor may acquire, in the manner Contractor considers appropriate, services similar to the Services terminated for default. Subcontractor shall be liable for, and pay to, Contractor any reasonable cost, including the cost for additional managerial and administrative services, in excess of the Subcontract Price for the Services.

E. In the event this Subcontract is terminated for convenience, the obligations of this Subcontract shall continue as to Services already performed, as to obligations entered into by Subcontractor, before the date of termination and as to obligations not reasonably terminable thereafter. Subcontractor shall be entitled to relative proportions of the agreed Subcontract Price for the portions of the Services done before the effective date of termination. Subcontractor shall not be entitled to any profit or fee on unperformed Services.

F. Subcontractor shall incorporate a termination clause substantially the same as set forth in this clause, in all purchase orders and subtier subcontracts.

18  SUSPENSION OF WORK

A. Contractor may at any time suspend performance of all or any part of the Services by giving not less than five (5) working days written notice to Subcontractor. The suspension may be continued by Contractor for up to sixty (60) days during which period Contractor may at any time, by written notice, require Subcontractor to resume performance of the Services. If at the end of the sixty (60) day period of suspension, Contractor has not required a resumption of the Service, that portion of the Service that has been suspended may be terminated by either party pursuant of the provisions of this paragraph. Subcontractor shall be compensated in accordance with, and shall follow the procedures specified in Clause 17, paragraphs C and E above.

B. Contractor, shall not be liable for any damages, anticipated profits, or costs incurred with respect to suspended Services during any period of suspension.

19  NOTICE OF THIRD PARTY CLAIMS AGAINST THE SUBCONTRACTOR

Subcontractor shall give Contractor immediate notice of any suit or action filed, or any claims made, against Subcontractor arising out of the performance of this Subcontract or any lower-tier subcontracts. Subcontractor shall furnish immediately to Contractor copies of all documents received by Subcontractor pertinent to such actions, suits, or claims.

20  NOTICES AND CORRESPONDENCE

Any notice or communication shall be considered as having been given to Contractor, if mailed by registered mail, postage prepaid to:

     Attention:
     Address:
     Procurement Department
     Reference:  Subcontract No.

21  DISPUTES

The parties shall use the following procedures as a condition precedent to either party pursuing other available remedies:

A. The parties agree to make a good faith effort to mutually resolve any dispute as quickly as practicable.

B. If, however, the parties have not so resolved the dispute, the parties' representatives shall submit the dispute to one of their senior-level executives (including Presidents, Executive Vice Presidents, Senior Vice Presidents, and Chief Financial Officers) for review and simultaneously notify the other party in writing thereof. A meeting shall be held within ten (10) business days after such notice of submission attended by such senior-level executives of the parties and any necessary representatives to attempt in good faith to negotiate a resolution of the dispute.

C. If, within ten (10) business days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, either party may institute suit in the Superior Court of the State of California for the County of Los Angeles, or, if mutually agreed to by the parties, the dispute shall be settled by arbitration in Pasadena, California, in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association and shall be conducted by a single arbitrator, licensed to practice law within the State of California and established to be a member of the American Bar Association's Forum Committee on the Construction Industry.

    1. If the dispute is arbitrated, the award of the sole arbitrator shall be conclusive and binding upon the parties, subject to the provisions of the California Code of Civil Procedure relating to arbitration, as the code now exists, or may be amended during the term of this Subcontract. The arbitrator may fix and assess expenses of the arbitration against either or both parties.

    2. Judgment upon the arbitration award rendered by the arbitrator, may be entered in a court of competent jurisdiction.

    3. The final judgment of the Court (after all appeals have been finally determined or the time for appeal has expired, without an appeal having been made) or in absence thereof the decision of the arbitrator with respect to any dispute shall be binding on Contractor and Subcontractor.

    4. During the pendency and conduct of any litigation or arbitration, or litigation to enforce the award of an arbitrator, at Contractor's direction, Subcontractor shall continue to perform the Services. However, nothing in this paragraph shall limit the right of Contractor to complete the Services.

D. The rights and obligations of the parties under this provision shall survive completion or termination of this Subcontract.

22  ASSIGNMENT

Subcontractor shall not subcontract, sublet, or assign the Services, or any part thereof, and shall not assign any monies to become due, without first obtaining the written consent of Contractor in each and every instance.

23  CONFIDENTIALITY OF ALL DRAWINGS, SPECIFICATIONS, AND PLANS

All drawings, specifications, plans, and all other information furnished to Subcontractor by Contractor or obtained by Subcontractor pursuant to its performance of the Services under this Subcontract shall be held in confidence by Subcontractor and shall not be used by Subcontractor for any purpose other than for the performance of the Services or as authorized in writing by Contractor or Owner. Subcontractor acknowledges that all such plans, drawings, specifications, and all information gathered by Subcontractor in the performance of the Services under this Subcontract is the property of the Contractor or Owner and shall be returned to Contractor with any copies made at the completion of the Services, save one confidential record copy.

24  RELEASE OF NEWS INFORMATION

No news release, including photographs and films, public announcement, denial, or confirmation shall be made by Subcontractor concerning the subject matter of this Subcontract, or any phase of any program hereunder, without the prior written approval of Contractor.

25  GRATUITIES

Subcontractor warrants that neither it nor any of its agents or representatives has offered or given any gratuities to Contractor's or Owner's employees, agents or representatives with a view toward securing this Subcontract or securing favorable treatment with respect thereto.

26  RIGHTS, REMEDIES AND WAIVER

The rights and remedies provided in this Subcontract to Contractor shall be cumulative with and in addition to the rights and remedies otherwise available at law or elsewhere provided for herein. No failure to exercise or delay in exercising on the part of Contractor of any right provided by this Subcontract or at law shall operate as a waiver thereof.

27  ORDER OF PRECEDENCE

In the event of an inconsistency between provisions of this Subcontract, the inconsistency shall be resolved in the following order:
 (1) Section III, Special Provisions
 (2) Section IV,  General Provisions
 (3) Section I,   Statement of Work
 (4) Section II,  Compensation and
                  Payment

28  EFFECT OF INVALIDITY

If any provision in this Subcontract is determined to be void or unenforceable, such determination shall not affect the validity of any other provision.

29  ENTIRE AGREEMENT

This Subcontract, together with all documents, specifications, and drawings incorporated herein by reference, constitutes the entire agreement between Contractor and Subcontractor, and there are no terms, conditions, or provisions, either oral or written, between the parties other than those herein contained, and this Subcontract supersedes any and all oral or written representations, inducements, or understandings of any kind or nature between the parties relating to the Services.

             SUBCONTRACTOR'S FINAL RELEASE CERTIFICATE AND INDEMNITY

Project No.                                                  Subcontract No.
-------------------------------------------------------------------------------

This Release and Certificate is made in accordance with the provisions of Subcontract No. _______ including any and all Amendments thereto, executed by _____________ hereinafter referred to as the "SUBCONTRACTOR" and PARSONS ENGINEERING SCIENCE hereinafter referred to as the "CONTRACTOR". The "OWNER", hereinafter referred to, is __________________________________________________.

In consideration of payments made heretofore, or to be made, by the CONTRACTOR to the SUBCONTRACTOR for labor, materials, and services furnished by the SUBCONTRACTOR in the performance of said Subcontract, the SUBCONTRACTOR hereby unconditionally releases the CONTRACTOR and OWNER, their Officers, Agents, Employees, Assigns, or Heirs from any and all liens and claims whatsoever arising out of or during the performance of said Subcontract other than such claims, if any, that may with the consent of the CONTRACTOR and the OWNER, be specifically excepted from the terms of this Release and Certificate stated on Sheet 1, attached hereto (or, if none, so state):
____________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_______ and in further consideration of the aforesaid payments as SUBCONTRACTOR being first duly sworn, further affirms and certifies under penalty of perjury that all labor, materials, and services of every nature by whomsoever furnished in connection with the performance of said Subcontract and all applicable state and federal payroll taxes and payroll insurances have been paid and SUBCONTRACTOR hereby agrees to indemnify CONTRACTOR and OWNER, respectively, against, and hold them harmless of and from, all liens, claims, demands, penalties, losses, costs, damages, and liability in any manner whatsoever heretofore or hereafter arising out of or in respect of any claim by any person or governmental agency for payment for work, labor, services, or materials heretofore or hereafter performed, furnished, or rendered under or pursuant to or in respect of the performance of said SUBCONTRACTOR or the aforesaid applicable taxes and insurances.

Executed this _______________________ day of _________________________ 19_____

(Corporate Seal)
                                 _____________________________________________
                                               SUBCONTRACTOR

                                 By___________________________________________

                                 _____________________________________________
                                               OFFICIAL TITLE

(If the SUBCONTRACTOR is a corporation, the following Certificate will be executed.)

I, _____________________________________, certify that I am the
____________________ of the Corporation executing this Release and Certificate; that ________________ who signed this Release and Certificate on behalf of the SUBCONTRACTOR was then ___________________________ of said Corporation: that said Release and Certificate was duly signed for and on behalf of said Corporation by authority of its governing body, and is within the scope of its corporate powers.

STATE OF _________________________)
                                     ss.
COUNTY OF ________________________)

Subscribed and sworn to before me this _________ day of ___________ 19_______


                    ____________________________________________________
                           NOTARY PUBLIC IN AND FOR SAID STATE